Exhibit 32.1

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, chapter 63 of title 18, United States Code), I, Frank C. McDowell hereby certify, to the best of my knowledge, that the Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2003 (the “Form 10-Q”) of BRE Properties, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of BRE Properties, Inc.

Dated: November 5, 2004	/s/ Frank C. McDowell
Frank C. McDowell
President and Chief Executive Officer